Exhibit 21.1


                           Subsidiaries of the Company
                           ---------------------------




                             PINNACLE BRANDS, INC.
                                 (Delaware)



                      100%                 100%

 FLAPCO, INC.                                      GSAC HOLDINGS,
  (Delaware)                                            INC.
                                                     (Delaware)



                                                             100%


                                                  PINNACLE TRADING
                                                    CARD COMPANY
                                                     (Delaware)


                                                   100%      100%

                                          MLM                        DONRUSS
                                      ACQUISITION                    TRADING
                                         CORP.                         CARD
                                       (Delaware)                    COMPANY
                                                                  (Delaware)